UNITHOLDER RIGHTS AGREEMENT

                                     among

                               TEJAS ENERGY, LLC,
                       TEJAS MIDSTREAM ENTERPRISES, LLC,
                       ENTERPRISE PRODUCTS PARTNERS L.P.,
                       ENTERPRISE PRODUCTS OPERATING L.P.
                          ENTERPRISE PRODUCTS COMPANY,
                          ENTERPRISE PRODUCTS GP, LLC
                                      AND
                             EPC PARTNERS II, INC.



                               September 17, 1999



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                          TABLE OF CONTENTS



                                                                            Page

ARTICLE I

DEFINED TERMS
      Section 1.1 Contribution Agreement Definitions...........................1
      Section 1.2 Other Definitions............................................1
      Section 1.3 Construction.................................................3

ARTICLE II

BOARD AND COMMITTEE
REPRESENTATION; EXECUTIVE
COMMITTEE
      Section 2.1 Board and Committee Representation...........................3
      Section 2.2 Executive Committee..........................................4
      Section 2.3 Voting.......................................................8
      Section 2.4 Transfer of Approval Rights..................................8

ARTICLE III

PURCHASE OPTIONS
      Section 3.1 Designated Purchase Price....................................9
      Section 3.2 GP Interest Purchase Option..................................9
      Section 3.3 Enterprise Partners'Right of First Refusal Upon Sale
                  by Tejas Energy.............................................10
      Section 3.4 Right of Purchase in Favor of Enterprise Partners Upon Public
                  Offering....................................................12
      Section 3.5 Tejas Energy's Preemptive Rights Upon a Private Sale of
                  Interests by Enterprise Partners............................12
      Section 3.6 Enterprise Change of Control................................14

ARTICLE IV

MAKE WHOLE
      Section 4.1 Make Whole..................................................15

ARTICLE V

TERM OF THIS AGREEMENT


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ARTICLE VI

FIDUCIARY DUTIES WAIVER; BUSINESS
OPPORTUNITIES
      Section 6.1 Conduct of Affairs..........................................17
      Section 6.2 No Duty to Refrain from Activities..........................17
      Section 6.3 No Duty to Communicate Opportunities........................17
      Section 6.4 Good Faith Actions..........................................18

ARTICLE VII

GOVERNING PRINCIPLES AND POLICIES

ARTICLE VIII

MISCELLANEOUS
      Section 8.1 Injunctions.................................................18
      Section 8.2 Severability................................................18
      Section 8.3 Amendments..................................................19
      Section 8.4 Descriptive Headings........................................19
      Section 8.5 Counterparts................................................19
      Section 8.6 Notices.....................................................19
      Section 8.7 Law Applicable..............................................20
      Section 8.8 Arbitration.................................................20
      Section 8.9 Successors and Assigns......................................20
      Section 8.10 Limitation on Liability....................................20

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      Exhibit A Form of Assignment
      Exhibit B Form of Assignment
      Exhibit C Form of Assignment
      Exhibit D Code of Conduct
      Exhibit E Arbitration Provisions

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                           UNITHOLDER RIGHTS AGREEMENT


     THIS UNITHOLDER RIGHTS AGREEMENT dated as of September 17, 1999 (this "Agreement") is entered into among TEJAS ENERGY, LLC, a Delaware limited liability company ("Tejas Energy"), TEJAS MIDSTREAM ENTERPRISES, LLC, a Delaware limited liability company ("Tejas") ENTERPRISE PRODUCTS PARTNERS L.P., a Delaware limited partnership ("Enterprise Partners"), ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership ("Enterprise Operating"), ENTERPRISE PRODUCTS COMPANY, a Delaware corporation ("EPCO"), ENTERPRISE PRODUCTS GP, LLC, a Delaware limited liability company (together with any successor general partner of Enterprise Partners or Enterprise Operating
("Enterprise   GP")),  and  EPC  PARTNERS  II,  INC.,  a  Delaware   corporation
("EPC II").

                              W I T N E S S E T H:

     WHEREAS, Enterprise Partners, Enterprise Operating, EPC II, Enterprise GP, EPCO, Tejas and Tejas Energy are simultaneously herewith entering into a Contribution Agreement, dated September 17, 1999 (the "Contribution Agreement"), pursuant to which, subject to the terms and conditions set forth in the Contribution Agreement, Tejas will contribute all of the member interests (the "Company Interests") in Tejas Natural Gas Liquids, LLC, a Delaware limited liability company (the "Company"), to Enterprise Operating (as the designee of Enterprise Partners) in exchange for Enterprise Partners' issuing to Tejas Energy (as the designee of Tejas) certain special partnership units and making a cash payment to Tejas, and Tejas Energy will purchase from EPC II a 30% member interest in Enterprise GP, the general partner of Enterprise Partners; and

     WHEREAS, as consideration for the Company Interests, Enterprise Partners will issue to Tejas Energy (as the designee of Tejas) up to 20,500,000 units of a special class of partnership interest in Enterprise Partners ("Special Units") in the manner specified in the Partnership Agreement; and

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the closing of the transactions contemplated by the Contribution Agreement;

     NOW, THEREFORE, in consideration of the aforesaid and of the mutual representations, warranties and covenants contained herein and in the Contribution Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                     ARTICLE

                                  DEFINED TERMS

     Section Contribution Agreement Definitions. All capitalized terms used, but not defined herein, shall have the meanings expressed in the Contribution Agreement.

     Section Other Definitions. Certain terms are defined in the body of this Agreement. In addition, as used in this Agreement, the following terms have the following meanings:

     "Adjusted"  means  adjusted  for  splits,   reverse  splits,   and  similar
recapitalizations applicable to all holders of Common Units.

     "Article IV Units" means the Common Units, if any, issued by Enterprise Partners to Tejas Energy pursuant to Article IV.

     "Closing Price" shall mean the average closing sale price, regular way, on such day, or in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if the subject securities are not listed or admitted to trading on such exchange, on the principal national securities exchange on which the subject securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices, regular way, of the subject securities on the over-the-counter market for the five trading days preceding the day in question as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or a similarly generally accepted reporting service.

     "Conversion Date" means the date on which the applicable series of Special Units is converted into Common Units pursuant to the terms and conditions of the Partnership Agreement.

     "Dispose" means to transfer, sell, assign or otherwise dispose of the asset in question. "Disposition", "Disposed" and "Disposing" shall have correlative meanings.

     "Enterprise Securities" means Common Units, Special Units, Subordinated Units or other Partnership Securities or securities or instruments convertible into or exchangeable for Common Units, Special Units, Subordinated Units or other Partnership Securities of Enterprise Partners.

     "GP LLC Agreement" means the First Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC dated September 17, 1999.

     "Initial Conversion Date" means the first day following the Record Date (as defined in the Partnership Agreement) for distribution in respect of the Quarter (as defined in the Partnership Agreement) ended June 30, 2000 in accordance with the terms and conditions of the Partnership Agreement.

     "Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of Enterprise Partners, dated September 17, 1999.

     "Partnership Security" has the meaning specified in the Partnership Agreement.

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     "Permitted  Affiliate"  means  either  (i) any  Person  in which  Shell Oil
Company ("Shell") owns, directly or indirectly, more than 50% of such Person's equity interests and that is controlled by Shell or (ii) any Person that is controlled by, controls, or is under common control with the Person which controls or owns the exploration and production properties, from time to time, subject to the Shell Processing Agreement. For the purposes of this definition
"controlled"  means  that  such  controlling   Person  possesses,   directly  or
indirectly, the power to direct or cause the direction of management and policies of such controlled Person, by contract or otherwise.

     "Public  Offering"  means a public  offering of Common  Units as defined in
Section 4(2) of the Securities Act of 1933 and the rules, regulations and judicial interpretations thereof.


     "Tejas Change of Control" means an event or related series of events the result of which is that a Person that holds any of the Tejas Units ceases to be a Permitted Affiliate; provided, no Tejas Change of Control shall be deemed to have occurred if such event is remedied by reconveyance to a Permitted Affiliate within forty-five days following Tejas or Tejas Energy having actual knowledge that such event or events have caused a Tejas Change of Control.

     "Tejas Units" means the Special Units and the Common Units issued upon conversion of the Special Units.

     "Total Enterprise Value" means the aggregate value of all Partnership Securities of Enterprise Partners at the time in question, determined by multiplying the number of outstanding Partnership Securities by the applicable Designated Purchase Price for such Partnership Securities.

     "Unitholder" has the meaning specified in the Partnership Agreement.

     Section Construction. The rules of construction and interpretation set forth in Section 1.03 of the Contribution Agreement shall apply, mutatis mutandis, to this Agreement. If a different part of speech of a defined term is used (such as the noun form of a defined verb), it shall have a corresponding meaning.

                                     ARTICLE

                              BOARD AND COMMITTEE
                            REPRESENTATION; EXECUTIVE
                                    COMMITTEE

     Section Board and Committee Representation. During the term of this Agreement, Tejas Energy shall be entitled to active, voting and participating representation on all boards, management committees, executive committees and other groups or governance bodies performing a policy-making or decision-making function for or on behalf of Enterprise Partners, Enterprise Operating or Enterprise GP (and on such boards or other governance bodies of their respective Subsidiaries as Tejas Energy may request to the relevant Subsidiary in writing), other than the Audit

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and  Conflicts  Committee  of  Enterprise GP  (collectively  the  "Committees"), pursuant to the following provisions:

     With respect to the board of directors and any successor governing body of Enterprise GP (the "GP Board"), Tejas Energy shall be entitled, from time to time during the term of this Agreement, to designate certain members of the GP Board (with Tejas Energy's initial designation to become effective on the Closing Date), as follows:

     Tejas Energy shall be entitled to designate one-third of the GP Board's members for so long as and provided Tejas Energy and/or its Affiliates maintain more than a 20% equity interest in Enterprise GP;

     Tejas Energy shall be entitled to designate two-ninths of the GP Board's members for so long as and provided Tejas Energy and/or its Affiliates maintain less than or equal to a 20% but more than a 10% equity interest in Enterprise GP; and

     Tejas Energy shall be entitled to designate one-ninth of the GP Board's members (but in any event at least one Board member) provided Tejas Energy and its Affiliates collectively own at least 5 million of the Tejas Units and/or
Article IV Units.

     In the event the calculation of Tejas Energy's percentage representation on the GP Board results in a fraction (as opposed to a whole number), such fractional number shall be rounded to the nearest whole number which shall not be less than one.

     With respect to all Committees (other than the Executive Committee of Enterprise GP referenced in Section 2.2), Tejas Energy shall be entitled, from time to time during the term of this Agreement, to designate at least one member or representative to serve on each such Committee; provided Tejas Energy and/or its Affiliates own at least 5 million of the Tejas Units and/or the Article IV Units.

     Subject to the terms and conditions of this Agreement, if any Person designated as a director, committee member or representative by Tejas Energy dies, resigns, or becomes disabled or incapacitated, Tejas Energy shall be entitled to designate a replacement, and each director, committee member or representative designated by Tejas Energy shall serve in such capacity until removed or replaced by Tejas Energy. Upon the termination of Tejas Energy's designation rights set forth in this Article II, the directors, committee members and representatives appointed by Tejas Energy pursuant to such rights may be removed by the Committees on which they serve and Tejas Energy shall have no right to replace such removed directors, committee members and representatives.

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         Section  Executive Committee.

     At the Closing, Enterprise GP shall establish a five-member executive committee(the "GP Executive Committee"). Tejas Energy will be entitled to designate two members to serve on the GP Executive Committee as long as the collective equity interest of Tejas Energy and its Affiliates in Enterprise GP is equal to or greater than 10%. If the collective equity interest of Tejas Energy and its Affiliates in Enterprise GP is less than 10% but Tejas Energy and its Affiliates collectively own at least 5 million of the Tejas Units and/or the
Article IV Units, then Tejas Energy shall thereafter be entitled to designate only one member of the GP Executive Committee. If the collective equity interest of Tejas Energy and its Affiliates in Enterprise GP is less than 10% and Tejas Energy and its Affiliates collectively own less than 5 million of the Tejas Units and/or the Article IV Units, then Tejas Energy shall not be entitled to designate any member of the GP Executive Committee.

     All matters relating to the items listed below must be submitted to and are subject to the approval of the GP Executive Committee. The GP Executive Committee will decide matters by majority vote, provided that, until such time as all of the Special Units (other than any Special Units not issued as a result of a failure to meet the performance tests referenced in Section 5.3(d) of the Partnership Agreement) have been converted to Common Units and such Common Units have a Closing Price in excess of $24 per Common Unit (appropriately Adjusted) for each trading day during a period of 120 consecutive calendar days (with any trading days during which Tejas Energy is prevented from trading its Common Units, as a result of (i) black-out periods under Section 2(b)(ii) of the Registration Rights Agreement referenced in the Contribution Agreement (the "Registration Rights Agreement") or (ii) in the event Tejas Energy desires to sell such Common Units in a manner not requiring registration under the Securities Act and Tejas Energy advises Enterprise Partners of such intention in writing, Tejas Energy having been advised by Enterprise Partners in writing that there is material non-public information relating to Enterprise Partners that would prevent such a sale, not counting toward such 120-day total), the GP Executive Committee must receive the vote of at least one of the Tejas Energy representatives on the GP Executive Committee in order to approve and take any of the following actions by Enterprise Partners, Enterprise Operating, Enterprise GP or any of their respective Subsidiaries:

     dividends by Enterprise GP or distributions by Enterprise Partners (other than distributions by Enterprise Partners to its Unitholders of Available Cash from Operating Surplus pursuant to the Cash Distribution Policy described on pages 42-49 of the Enterprise Partners' Prospectus, dated July 27, 1998, and dividends by Enterprise GP to its members of its share of Enterprise Partners' distributions);

     a Disposition, in any one transaction or series of related transactions, of the properties or assets of Enterprise Partners, Enterprise Operating or any of their respective Subsidiaries for consideration of $150,000,000 or more (excluding the sale of product or inventory in the ordinary course of business).

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     a Disposition, in any one transaction or series of related transactions, of any of the properties or assets which were owned by the Company or any of its Subsidiaries, directly or indirectly, on the Closing Date for consideration in excess of $15,000,000 or the Disposition of any properties or assets which were owned by the Company or any of its Subsidiaries on the Closing Date that, in Tejas Energy's good faith belief, could affect Shell's or any of its Affiliates' Gulf of Mexico production or jeopardize in a material way any of their respective abilities to deliver pipeline quality equity gas from the Gulf of Mexico to their respective markets;

     the acquisition, in any one transaction or series of related transactions, by Enterprise Partners or its Subsidiaries in any fiscal year of assets, properties or equity (including joint ventures with and investments in other Persons) with acquisition consideration exceeding $150,000,000;

     the merger, liquidation, dissolution, or consolidation of Enterprise Partners, Enterprise Operating or Enterprise GP or any of their respective Subsidiaries, except (A) a merger or consolidation in which any of Enterprise Partners, Enterprise Operating, Enterprise GP or any of their respective Subsidiaries is (in the case of a merger) the survivor and the percentage equity ownership of Tejas Energy in Enterprise Partners, Enterprise Operating
(indirectly) or Enterprise GP is not reduced by reason of such merger or consolidation or (B) a merger or consolidation in connection with an acquisition described in and permitted by Section 2.2(iv) or Section 3.5(f)(iii) so long as the percentage reduction in the equity ownership of Tejas Energy in Enterprise Partners, Enterprise Operating (indirectly) or Enterprise GP by reason of such merger or consolidation is not greater than the percentage reduction in the equity ownership in Enterprise Partners, Enterprise Operating (indirectly) or Enterprise GP of other pre-merger or pre-consolidation owners by reason of such merger or consolidation, and provided that Enterprise Partners, Enterprise Operating, Enterprise GP or any of their respective Subsidiaries is (in the case of a merger) the survivor;

     the filing of a petition in bankruptcy or seeking any reorganization, liquidation or similar relief on behalf of Enterprise GP, Enterprise Partners, Enterprise Operating or any of their respective Subsidiaries, or consenting to the filing of a petition in bankruptcy against Enterprise GP, Enterprise Partners, Enterprise Operating or any of their respective Subsidiaries or consenting to the appointment of a receiver, custodian, liquidator or trustee for Enterprise GP, Enterprise Partners, Enterprise Operating or any of their respective Subsidiaries for all or any substantial portion of its property;

     the issuance of partnership units, membership interests, capital stock or other equity interests of Enterprise GP, Enterprise Partners, Enterprise Operating or any of their respective Subsidiaries or any securities or instruments convertible into or exchangeable for such partnership units, membership interests, capital stock or equity interests, except (A) the issuance to Enterprise GP, Enterprise Partners, Enterprise Operating or any of their respective Subsidiaries of such partnership units, membership interests, capital stock or other equity interests in connection with the creation of wholly-owned Subsidiaries of Enterprise

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GP,  Enterprise  Partners,  Enterprise  Operating  or  any of  their  respective
Subsidiaries,   (B) the  issuance  of  Common  Units  or  Enterprise  Securities convertible into Common Units in a Public Offering, (C) the issuance of Common Units or Enterprise Securities convertible into Common Units to purchase assets or businesses from third parties in bona fide, arm's length transactions, (D) the issuance of Common Units or Enterprise Securities convertible into Common Units to employees of EPCO, Enterprise GP, Enterprise Partners or any of their respective Subsidiaries under employee incentive compensation programs existing or approved at or prior to the Closing Date or (E) the issuance of Enterprise Securities upon conversion of other Enterprise Securities existing as of the date hereof or issued in accordance with the terms of this item (vii); provided however, that the issuance of Enterprise Securities with voting, distribution or liquidation preferences having a priority over Common Units requires the approval of the GP Executive Committee and the vote of at least one of the Tejas Energy representatives on the GP Executive Committee.

     the creation, incurrence, assumption, issuance, guarantee or any other manner of becoming liable for or with respect to, contingently or otherwise, any Indebtedness that would result in both (A) a ratio of total Indebtedness to total capitalization (long-term Indebtedness plus partners' capital) for Enterprise Partners of greater than 60% and (B) a ratio of total Indebtedness to Total Enterprise Value for Enterprise Partners of greater than 40%. For purposes hereof, "Indebtedness" means (I) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than accounts or trade payables incurred in the ordinary course of business, which will not be considered Indebtedness), (II) other obligations evidenced by bonds, notes, debentures or other similar instruments, (III) indebtedness created or arising under any conditional sale or other title retention agreement, (IV) capitalized lease obligations, (V) obligations under interest rate agreements and currency agreements, and (VI) guarantees of any of the foregoing;

     the repurchase by Enterprise Partners or any of its Subsidiaries of Enterprise Securities or Indebtedness of Enterprise Partners or any of its Subsidiaries or Affiliates, except from Tejas Energy (or its successors) pursuant to the terms of this Agreement, except for public market purchases to reduce the liability of Enterprise Partners or Enterprise GP or their respective Subsidiaries under employee incentive compensation programs described in Section 2.2(b)(vii)(D) and except for refinancings made in accordance with the provisions of clause (viii) above;

     Enterprise Partners or any of its Subsidiaries or Enterprise GP or any of its Subsidiaries entering into any new transaction or amending in any way any existing transactions with, or for the benefit of any Affiliate of Enterprise Partners (other than any Subsidiary of Enterprise Partners or Enterprise GP or any of its Subsidiaries), directly or indirectly, except as otherwise agreed to in the Contribution Agreement;

     the implementation of any material change in accounting policies (other than mandatory changes required by the auditors); change in auditors; or change in significant tax

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positions  that  adversely  affects  the  Unitholders  as a  group  (other  than mandatory changes required by law);

     the implementation of any material change in the partnership agreement, regulations or other organizational or governance documents of Enterprise Partners, Enterprise Operating or Enterprise GP (other than as may be required by a change in law or as may be required by the transactions contemplated by the Contribution Agreement);

     the adoption of any takeover defense (such as the creation of certain kinds of preferred units or unitholder rights plans) that would, at any time at which Enterprise GP and its Affiliates beneficially own less than 50% of the outstanding Partnership Securities, render it materially more difficult to effect an acquisition of Enterprise Partners by merger, tender offer or other change of control transaction;

     the change in a material way in the scope of business of Enterprise Partners, Enterprise Operating or any of their respective Subsidiaries as conducted immediately after the Closing Date;

     the change in or reassignment of executive personnel or key operating personnel involved in conducting or managing the business of Enterprise Partners and its Subsidiaries as of the Closing Date, excluding any change initiated by such personnel in such person's individual capacity, any change for cause based on the conduct of such personnel and any change resulting from the transactions contemplated by the Contribution Agreement;

     the change to compensation of executives, directors or employees involved in conducting or managing the business of Enterprise Partners and its Subsidiaries as of the date hereof, which is outside the scope of or not consistent with the policies and practices in effect at December 31, 1998;

     the submission by Enterprise GP of any matter to a Unitholder vote pursuant to the terms and conditions of the Partnership Agreement; or

     the amendment, replacement or other alteration of the Code of Conduct.

         Section  Voting.

     (a) Enterprise GP agrees that for so long as any of the Tejas Units are unable to vote as a result of the restrictions contained in the definition of "Outstanding" under the Partnership Agreement (the "Voting Restrictions"), (i) Enterprise GP will not submit any matter to a Unitholder vote (including providing for any execution of a consent in lieu of a meeting) pursuant to the terms and conditions of the Partnership Agreement without the prior written approval of Tejas Energy and (ii) Enterprise GP will not vote in favor of any matter submitted for a Unitholder vote or proposed for Unitholder approval pursuant to a meeting or consent without the prior written consent of Tejas Energy.

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     (b) EPC II agrees,  for itself and its Affiliates,  that for so long as any of the Tejas  Units are unable to vote as a result of the  Voting  Restrictions,
(i) neither EPC II nor its Affiliates will propose or vote to allow any matters to be submitted to a vote of the Unitholders (including entering into a consent in lieu of a meeting) pursuant to the terms and conditions of the Partnership Agreement without the prior written consent of Tejas Energy, (ii) EPC II will not vote in favor of any matter submitted for a Unitholder vote or proposed for Unitholder approval pursuant to a meeting or consent without the prior written consent of Tejas Energy and (iii) EPC II will vote in favor of any matter submitted for a Unitholder vote or proposed for Unitholder approval pursuant to a meeting or consent if requested in writing by Tejas Energy to vote in favor of such matter provided such vote does not adversely impact EPC II.

     (c) Enterprise Partners and Enterprise GP acknowledge that at such time as Tejas Energy and/or its Affiliates own less than 20% of the Common Units, such Common Units owned by Tejas Energy and or its Affiliates shall not be subject to the voting restrictions set forth in the definition of "Outstanding" in the Partnership Agreement.

     Section Transfer of Approval Rights. In the event of a Disposition by Tejas Energy to a Permitted Affiliate of all of its interest in Enterprise GP and/or any or all of its interest in Enterprise Partners in accordance with the terms and conditions of this Agreement and the GP LLC Agreement, Tejas Energy may transfer to such Permitted Affiliate all of the rights of Tejas Energy under this Article II; provided that such Permitted Affiliate shall be bound by the terms and conditions of this Agreement and shall execute an assignment reasonably acceptable to Enterprise Partners agreeing, among other things, to be bound by the terms and conditions of this Agreement.


                                     ARTICLE

                                PURCHASE OPTIONS

     Section Designated Purchase Price. For purposes of this Agreement, (i) the term "Designated Purchase Price" shall mean the Closing Price for the subject securities as of the Business Day immediately preceding the exercise of the applicable option under this Agreement or, with respect to a calculation of Total Enterprise Value, the Business Day immediately preceding such calculation (in either case, the "Determination Date"), or if there is no applicable Closing Price, shall mean the Fair Market Value of the subject securities on such date, and (ii) "Fair Market Value" shall mean the fair market value of the securities as determined by mutual agreement of the selling party and the purchasing party; provided that, if within five Business Days following the Determination Date, the selling party and the purchasing party cannot agree upon fair market value, then the selling party and the purchasing party shall agree upon a mutually acceptable financial expert who shall determine fair market value. In the event that, within ten Business Days following the Determination Date, the selling party and the purchasing party cannot agree upon a mutually acceptable financial expert, then each of the selling party and the purchasing party will select a financial expert and the two financial experts as selected shall select a third financial expert who shall determine Fair Market Value. If either the selling party or the purchasing party fails to

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designate its financial  expert  within five  Business  Days  following  written notice of the other party's designation, the financial expert designated by the other party will determine Fair Market Value. The cost of the financial expert shall be borne equally by the selling party and the purchasing party.

     Section GP Interest Purchase Option. In the event that Tejas Energy shall hereafter make any Disposition of any of the Tejas Units to any Person (other than a Permitted Affiliate), Tejas Energy will promptly provide written notice to EPC II of such Disposition. For purposes of this Section 3.2, either (i) the closing of a transaction (or series of related transactions) which result in a Tejas Change of Control or (ii) entering into an agreement the consummation of which would result in a Tejas Change of Control shall be deemed to be a Disposition of all of the Tejas Units. Tejas Energy shall provide EPC II with written notice of a closing described in clause (i) of the preceding sentence at least ten Business Days prior to such closing. EPC II (or its designee) will have the right and option, upon such Disposition, to purchase from Tejas Energy a portion of Tejas Energy's member interest in Enterprise GP (the "GP Interest") equal to such member interest (representing a percentage equity ownership in Enterprise GP) multiplied by a fraction equal to the number of Tejas Units Disposed of by Tejas Energy over the number of Tejas Units held by Tejas Energy immediately prior to such Disposition; provided however, that in the case of a Disposition of the type described in clause (ii) of the second sentence of this
Section 3.2, such right shall be contingent upon the closing of the transaction (or series of related transactions) which effect a Tejas Change of Control. The purchase option afforded EPC II (or its designee) in this Section 3.2 may be exercised by EPC II (or its designee) by providing written notice to Tejas
Energy of its election to purchase all of the GP Interest subject to the purchase option within 30 days following receipt from Tejas Energy of its notice of Disposition. The purchase price payable following the exercise of such purchase option will be an amount equal to the members' capital of Enterprise GP attributable to the purchased interest as then reflected on the books and records of Enterprise GP. The purchase and sale contemplated by the exercise by EPC II (or its designee) of its purchase option created by this Section 3.2 shall be completed at a closing that shall occur within ten Business Days after the written notice by EPC II (or its designee) electing to exercise such option, by (i) the transfer and assignment by Tejas Energy to EPC II (or its designee) of the GP Interest purchased and (ii) payment of the purchase price described in the preceding sentence by EPC II (or its designee) to Tejas Energy by wire transfer of immediately available funds to an account designated by Tejas Energy at least five Business Days prior to such transfer and assignment. The assignment referred to in the preceding sentence shall be substantially in the form attached hereto as Exhibit A.

 Section Enterprise Partners' Right of First Refusal Upon Sale by Tejas Energy.

     In the event that Tejas Energy shall hereafter desire to make any Disposition of Tejas Units, in whole or part, or any interest therein, that is not permitted in Section 3.3(f), Enterprise Partners or its designee shall have the right and option to purchase all of the Tejas Units that Tejas Energy desires to Dispose of, exercisable in the manner and on the terms hereinafter set forth; provided however, that there shall be no obligation of Tejas Energy to Dispose of such Tejas Units to Enterprise Partners or its designee unless all of the Tejas Units that are subject to the option to purchase described in this
Section 3.3 are purchased. For the purposes of this Section 3.3, either (i) the closing of a transaction (or series of related transactions) which result in a Tejas Change of

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Control or  (ii) entering  into an  agreement  the  consummation  of which would result in a Tejas Change of Control shall be deemed to be a Disposition by Tejas Energy of all of the Tejas Units. Tejas Energy shall provide Enterprise Partners with written notice of a closing described in clause (i) of the preceding sentence at least ten Business Days prior to such closing. The total purchase price for the Tejas Units purchased pursuant to the exercise of any option granted by this Section 3.3 shall be equal to the number of Tejas Units so purchased times the Section 3.3 Price Per Unit.

     Prior to the Disposition of any Tejas Units, Tejas Energy shall give written notice ("Tejas' Notice of Disposition") setting forth:

     the number of Tejas Units that Tejas Energy desires to Dispose of;

     the bona fide cash price (or estimated value of noncash consideration, which estimate shall not be binding upon Enterprise Partners or its designee) offered in connection with such Disposition of such Tejas Units; and

     the terms upon which such Disposition is to be made and the name of the Person or Persons to whom such Disposition is to be made.

     Upon receipt by Enterprise Partners of any such Tejas' Notice of Disposition, Enterprise Partners (or its designee) may exercise its purchase right as to all (but not less than all) of the Tejas Units being Disposed of for a period of 30 days commencing with the date Tejas' Notice of Disposition was received by Enterprise Partners; provided however, that in the case of a
Disposition  of the type  described  in clause  (ii) of the second  sentence  of
Section 3.3(a), such rights shall be contingent upon the closing of the transaction (or series of related transactions) which effect a Tejas Change of Control. Such right to purchase may be exercised by Enterprise Partners (or its designee) by giving notice to Tejas Energy that Enterprise Partners (or its designee) has elected to acquire the Tejas Units. The purchase and sale contemplated by the exercise by Enterprise Partners (or its designee) of such purchase right shall be completed at a closing that shall occur within 30 days after the written notice by Enterprise Partners (or its designee) electing to exercise such purchase right (or, if later and if Section 3.3(d)(ii) applies, within 15 Business Days after the determination of the Designated Purchase Price in accordance with Section 3.1), by (i) the transfer and assignment by Tejas Energy to Enterprise Partners (or its designee) of certificates, duly endorsed for transfer, evidencing the Tejas Units purchased and (ii) payment of the purchase price described in Section 3.3(a) by Enterprise Partners (or its designee) to Tejas Energy by wire transfer of immediately available funds to an account designated by Tejas Energy at least five Business Days prior to such transfer and assignment. Notwithstanding any other provision of this
Section 3.3, if Section 3.3(d)(ii) applies and the Designated Purchase Price as determined pursuant to Section 3.1(ii) exceeds the estimated value of noncash consideration specified by Tejas Energy in Tejas' Notice of Disposition by more than 10%, then at any time within five Business Days after such determination Enterprise Partners (or its designee) shall have the right to notify Tejas Energy that it is electing to cancel its exercise of such purchase right, and in the case of any such cancellation, the 90-day period referred to in Section 3.3(e) shall commence with the date of such cancellation. The assignment referred to in the preceding sentence shall be substantially in the form attached hereto as Exhibit B.

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Any  Disposition  by Tejas  Energy  pursuant to this Section 3.3 with respect to which Enterprise does not or is not permitted to exercise its purchase option created by this Section 3.3 shall be pursuant to an assignment substantially in the form attached hereto as Exhibit C executed by the Person to which such Disposition is made.

     The "Section 3.3 Price Per Unit" shall be:

     the bona fide cash  price per unit  payable,  if any,  specified  in Tejas'
Notice of Disposition, provided that the price per unit is payable solely in cash or cash equivalent; or

     if, and to the extent the price per unit is payable otherwise than as specified in Section 3.3(d)(i), then the price per unit shall be the Designated Purchase Price.

     Any proposed Disposition of any Tejas Units with respect to which a Tejas' Notice of Disposition shall have been given and as to which the rights to acquire such Tejas Units shall not have been exercised in full as herein provided may be completed at any time within, but not after, 90 days after the expiration of the 30-day period during which Enterprise Partners (or its designee) may exercise the right to acquire such Tejas Units. If a Disposition is not completed within said 90-day period, Tejas' Notice of Disposition theretofore given shall in all respects be a nullity and shall be treated as though it never had been given. If such Disposition is not carried out on the same material terms set forth in Tejas' Notice of Disposition in respect thereto, such Disposition shall be of no force, effect or validity for any purpose whatsoever.

     The purchase option in favor of Enterprise Partners (or its designee) provided in this Section 3.3 shall not be applicable to any Disposition by Tejas Energy of the Tejas Units (i) to a Permitted Affiliate or (ii) pursuant to a Public Offering.

     Section Right of Purchase in Favor of Enterprise Partners Upon Public Offering. Offering.

     In the event that Tejas Energy proposes to Dispose of any of the Tejas Units through a Public Offering, Tejas Energy shall first provide written notice of such proposed Disposition (the "Public Sale Notice") to Enterprise Partners, including in such notice a statement of the proposed public offering price (the "Proposed Public Offering Price"). Enterprise Partners (or its designee) shall have the right and option to purchase all of the Tejas Units that Tejas Energy desires to Dispose of pursuant to such Public Offering, exercisable in the manner and on the terms hereinafter set forth.

     Upon receipt by Enterprise Partners of any such Public Sale Notice, Enterprise Partners (or its designee) may exercise its purchase right as to all (but not less than all) of the Tejas Units subject to the Public Sale Notice for a period of 20 days commencing with the date the Public Sale Notice was received by Enterprise Partners. Such right to purchase may be exercised by Enterprise Partners (or its designee) giving notice to Tejas Energy that Enterprise Partners (or its designee) has elected to acquire the Tejas Units subject to the Public Sale Notice at the Proposed Public Offering Price.

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     The purchase and sale  contemplated by the exercise by Enterprise  Partners
(or its designee) of such purchase right shall be completed at a closing that shall occur within 20 days after the written notice by Enterprise Partners (or its designee) electing to exercise such purchase right, by (i) the transfer and assignment by Tejas Energy to Enterprise Partners (or its designee) of certificates, duly endorsed for transfer, evidencing the Tejas Units purchased and (ii) payment of the Proposed Public Offering Price by Enterprise Partners (or its designee) to Tejas Energy by wire transfer of immediately available funds to an account designated by Tejas Energy at least five Business Days prior to such transfer and assignment. The assignment referred to in the preceding sentence shall be substantially in the form attached hereto as Exhibit B.

     In the event that Enterprise Partners does not exercise its purchase right triggered by a Public Sale Notice, then Tejas Energy may proceed to sell such Tejas Units pursuant to Public Offering provided that such Public Offering is completed within 120 days following the end of the 20-day period during which Enterprise Partners could exercise its purchase right hereunder, and the price at which Tejas Energy sells the Tejas Units in the Public Offering shall not be less than 90% of the Proposed Public Offering Price.

     Section Tejas Energy's Preemptive Rights Upon a Private Sale of Interests by Enterprise Partners.

     In the event that Enterprise Partners desires to issue or Dispose of Enterprise Securities other than in a transaction referred to in Section 3.5(f), Tejas Energy (or a Permitted Affiliate designated by Tejas Energy) shall have the right and option to purchase its pro rata share (based on the aggregate ownership of Tejas Units and Article IV Units of Tejas Energy or its Permitted Affiliates) of all of the Enterprise Securities that Enterprise Partners desires to issue or Dispose of, exercisable in the manner and on the terms hereinafter set forth (such pro rata share being calculated by multiplying the number of such Enterprise Securities being issued or Disposed of by a fraction equal to the result of dividing (i) the aggregate number of Tejas Units and Article IV Units then owned by Tejas Energy or its Affiliates by (ii) the total number of Enterprise Securities outstanding on a fully diluted basis without taking into account the newly issued Enterprise Securities, if any); provided, however, that there shall be no obligation of Enterprise Partners to issue or Dispose of such Enterprise Securities to Tejas Energy (or a Permitted Affiliate designated by Tejas Energy) unless all of the Enterprise Securities that are subject to the option to purchase described in this Section 3.5 are (subject to the provisions of subsection (c) below) purchased at the same time and subject to the same terms as the other Enterprise Securities being issued or Disposed of. The total purchase price for any Enterprise Securities purchased pursuant to the exercise of any option granted by this Section 3.5 shall be equal to the number of Enterprise Securities so purchased times the Section 3.5 Price Per Unit.

     Prior to the issuance or Disposition of any Enterprise Securities, Enterprise Partners shall give written notice "Enterprise Partners' Notice of Disposition" to Tejas Energy setting forth:

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     a description of the Enterprise  Securities being offered  including detail as to the terms and rights applicable thereto;

     the number of Enterprise Securities that Enterprise Partners desires to issue or Dispose of;

     the bona fide cash price, if any (or the estimated value of noncash consideration, which estimate shall not be binding upon Tejas Energy), to be received or estimated to be received in connection with such issuance or Disposition of such Enterprise Securities; and

     the terms upon which such issuance or Disposition is to be made and the name of the Person or Persons to whom such Disposition is to be made.

     Upon receipt by Tejas Energy of any such Enterprise Partners' Notice of Disposition, Tejas Energy (or a Permitted Affiliate designated by Tejas Energy) may exercise its purchase right as to the Enterprise Securities that it is entitled to purchase pursuant to Section 3.5(a) for a period of 30 days commencing with the date Enterprise Partners' Notice of Disposition was received by Tejas Energy. Such right to purchase may be exercised by Tejas Energy (or a Permitted Affiliate designated by Tejas Energy) by giving notice to Enterprise Partners that Tejas Energy has elected to acquire such Enterprise Securities. The purchase and sale contemplated by the exercise by Tejas Energy (or a Permitted Affiliate designated by Tejas Energy) of such purchase right shall be completed at a closing that shall occur within twenty days after the written notice by Tejas Energy electing to exercise the Section 3.5 purchase right or, if later, simultaneously with the closing of the offering that triggered the
Section 3.5 purchase right (or, if later and if Section 3.5(d)(ii) applies, within 15 Business Days after the determination of the Designated Purchase Price in accordance with Section 3.1), by (i) the transfer and assignment by Enterprise Partners to Tejas Energy of certificates evidencing the Enterprise Securities purchased and (ii) payment of the purchase price described in Section 3.5(a) by Tejas Energy to Enterprise Partners by wire transfer of immediately available funds to an account designated by Enterprise Partners at least five Business Days prior to such transfer and assignment. Notwithstanding any other provision of this Section 3.5, if Section 3.5(d)(ii) applies and the Designated Purchase Price as determined pursuant to Section 3.1(ii) exceeds the estimated value of noncash consideration specified by Enterprise Partners in Enterprise Partners' Notice of Disposition by more than 10%, then at any time within five Business Days after such determination Tejas Energy shall have the right to notify Enterprise Partners that it is electing to cancel its exercise of such purchase right, and in the case of any such cancellation, the 90-day period referred to in Section 3.5(e) shall commence with the date of such cancellation.

     The "Section 3.5 Price Per Unit" shall be:

     the bona fide cash price specified in Enterprise Partners' Notice of Disposition, provided that the price per unit is payable solely in cash or cash equivalent; or

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     if,  and to the  extent  the price per unit is  payable  otherwise  than as specified in Section 3.5(d)(i), then the price per unit shall be the Designated Purchase Price.

     Any proposed Disposition of any Enterprise Securities with respect to which an Enterprise Partners' Notice of Disposition shall have been given and as to which the right to acquire such Enterprise Securities shall not have been exercised in full as herein provided may be completed at any time within, but not after, 90 days after the expiration of the 30-day period during which Tejas Energy may exercise the right to acquire such Enterprise Securities. If a Disposition is not completed within said 90-day period, Enterprise Partners' Notice of Disposition theretofore given shall in all respects be a nullity and shall be treated as though it never had been given. If such Disposition is not carried out on the same material terms set forth in Enterprise Partners' Notice of Disposition in respect thereto such Disposition shall be of no force, effect or validity for any purpose whatsoever.

     The rights granted in this Section 3.5 shall not be applicable to (i) the sale of Common Units effected pursuant to a Public Offering, (ii) the issuance of Common Units or Enterprise Securities convertible into Common Units to employees of EPCO, Enterprise Partners, Enterprise GP or any of their respective Subsidiaries under employee incentive compensation programs approved or existing at or prior to the Closing Date, (iii) Common Units or Enterprise Securities convertible into Common Units issued to purchase assets or businesses from third Persons in bona fide, arm's length transactions and (iv) the issuance of Enterprise Securities upon conversion of other Enterprise Securities existing on the date hereof or issued in accordance with the terms of Section 2.2(b)(vii).

     Section Enterprise Change of Control.

     In the event of an Enterprise Change of Control (as defined in Section 3.6(d)), Enterprise Partners will provide written notice to Tejas Energy of such an Enterprise Change of Control.

     In the event of an Enterprise Change of Control, Tejas Energy (or a Permitted Affiliate designated by Tejas Energy) shall have the right and option to purchase all of the Common Units and Subordinated Units and other Partnership Securities in Enterprise Partners owned by EPCO, EPC II and their respective Affiliates and, to the extent practicable, all Partnership Securities owned by the new control group. The total purchase price for any such securities purchased pursuant to the exercise of any option created by this Section 3.6 shall be equal to the number of units so purchased times the Designated Purchase Price.

     Upon receipt by Tejas Energy of written notice from Enterprise Partners of an Enterprise Change of Control or (if later) the date upon which Tejas Energy becomes aware of the Enterprise Change of Control, Tejas Energy (or a Permitted Affiliate designated by Tejas Energy) may exercise its purchase right to acquire all (but not less than all) of the units by providing written notice to Enterprise Partners at any time within 30 days thereafter. The purchase and sale contemplated by the exercise by Tejas Energy of such purchase right shall be completed at a closing

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that shall  occur  before the later of (i) 30 days after the  written  notice by
Tejas Energy electing to exercise such purchase right and (ii) 15 Business Days after the determination of the Designated Purchase Price in accordance with
Section 3.1, by (A) the transfer and  assignment  by the sellers to Tejas Energy
of  certificates,   duly  endorsed  for  transfer,  evidencing  the  Partnership
Securities purchased and (ii) payment of the purchase price described in Section 3.6(b) by Tejas Energy to the sellers by wire transfer of immediately available funds to the accounts designated by the sellers at least five Business Days prior to such transfer and assignment, provided that, notwithstanding any other provision of this Agreement, if the Designated Purchase Price is determined pursuant to Section 3.1(ii), then at any time within 5 Business Days after such determination Tejas Energy shall have the right to notify Enterprise Partners that it is electing to cancel its exercise of such purchase right.

     For purposes of this Section 3.6, the term "Enterprise Change of Control" shall mean an event or series of related events that result in (or entering into a definitive agreement the consummation of which would result in (provided that, in the case of such an agreement, Tejas Energy's rights under this Section 3.6 shall be contingent upon the occurrence of the following)) Enterprise Partners or EPC II (only if EPC II is a member of Enterprise GP) being controlled, directly or indirectly, by someone other than Dan Duncan, his wife and/or his heirs, devisees and/or legatees (and/or trusts for any of their respective benefit).

     If Tejas Energy exercises its purchase option and right under this Section 3.6, then EPCO shall, upon reasonable request of Tejas Energy, transfer any of its employees primarily involved in the business of Enterprise Partners and its Subsidiaries to Enterprise GP, Enterprise Partners or any designated Subsidiary; provided that, EPCO does not guarantee that any such employee will accept such transfer. EPCO shall bear the reasonable costs necessary for such transfer.


                                     ARTICLE

                                   MAKE WHOLE

     Section Make Whole. If (i) Tejas Energy sells to non-Affiliates in a bona fide arm's- length transaction any of the Common Units received upon conversion of the Special Units, (ii) such sale either (A) is a block sale (as "block" is defined under Rule 10b-18 of the Securities Exchange Act of 1934, as amended),
(B) together with sales by Tejas Energy of other Common Units received upon conversion of the Special Units during the three months preceding such sale, either (x) includes a number of Common Units not exceeding the average weekly trading volume requirement set forth in Rule 144(e)(1)(ii) of the Securities Act or (y) includes a number of Common Units not exceeding 205,000, or (C) is part of a firmly underwritten offering of Common Units for cash (the restrictions set forth in (A), (B) and (C) are referred to herein as the "Manner of Sale Restrictions"), (iii) the sales price per Common Unit of such sale (the "Sales Price") is less than $18 (appropriately Adjusted) and (iv) such sale occurs within one year following the Conversion Date for such Common Units (as such period may be extended pursuant to the provisions of this Section 4.1), then Enterprise Partners

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will at its option  either  issue  additional  registered  Common Units to Tejas
Energy, make a cash payment to Tejas Energy or effect a combination of Common Units and cash payment as follows:

     Enterprise Partners may issue to Tejas Energy additional Common Units having an aggregate value (based on the Closing Price for Common Units on the Business Day immediately preceding the date of issuance) in an amount equal to
(i) the number of Common Units so sold by Tejas Energy multiplied by (ii) (A) $18 (as appropriately Adjusted) minus (B) the Sales Price;

     Enterprise Partners may pay to Tejas Energy an amount of cash in immediately available funds equal to (i) the number of Common Units so sold by Tejas Energy multiplied by (ii) (A) $18 (appropriately Adjusted) minus (B) the Sales Price; or

                        Any combination of the foregoing.

Notwithstanding the requirements of clause (iv) of the foregoing, (i) if Tejas Energy requests in writing that Enterprise Partners waive the Manner of Sale Restrictions in connection with a proposed sale by Tejas Energy of Common Units received upon conversion of Special Units and Enterprise Partners declines to waive the Manner of Sale Restrictions, then the one-year period following the applicable Conversion Date for such Common Units will be tolled for such period during which Enterprise Partners declines to waive the Manner of Sale Restrictions, (ii) in the event Tejas Energy requests a demand registration under the Registration Rights Agreement and is prevented from registering or trading Common Units as a result of black-out periods under Section 2(b)(ii) of the Registration Rights Agreement, then the one-year period following the applicable Conversion Date for such Common Units will be tolled for such black-out period, (iii) in the event Tejas Energy desires to sell Common Units in a manner not requiring registration under the Securities Act and Tejas Energy advises Enterprise Partners of such intention in writing and Enterprise Partners advises Tejas Energy in writing that there is material non-public information relating to Enterprise Partners that would prevent such a sale, then the one-year period following the applicable Conversion Date for such Common Units will be tolled for the days covered by such advice and (iv) in the event Tejas Energy desires to sell Common Units but is restricted from selling such Common Units as a result of any lock-up agreement binding on Tejas Energy pursuant to
Section 4(a) of the Registration Rights Agreement, then the one-year period following the applicable Conversion Date for such Common Units will be tolled for such lock-up period.

In the event Enterprise Partners is unable or fails to fulfill its obligations under this Article IV, EPCO agrees, if requested in writing by Tejas Energy to do so, to fulfill the obligations of Enterprise Partners under this Article IV on behalf of Enterprise Partners.

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                                     ARTICLE

                             TERM OF THIS AGREEMENT

     This Agreement will continue in full force and effect until the date that Tejas Energy shall Dispose of all right, title and interest in the Tejas Units and the Article IV Units to a Person other than a Permitted Affiliate, provided that in the event that Tejas Energy and the Permitted Affiliates cease to own at least 5 million of the Tejas Units and/or the Article IV Units, the rights of Tejas Energy and the Permitted Affiliates under Article II, Section 3.5 and
Section 3.6 shall terminate.


                                     ARTICLE

                        FIDUCIARY DUTIES WAIVER; BUSINESS
                                  OPPORTUNITIES

     Section Conduct of Affairs. In anticipation that Tejas Energy and its Affiliates may engage in the same or similar activities or lines of business and have an interest in the same areas of business opportunities as Enterprise Partners and Enterprise GP and their respective Subsidiaries, and in recognition of the difficulties attendant to any Tejas Energy Committee member ("Management Designee") who desires and endeavors fully to satisfy such Management Designee's fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Article VI are set forth to guide the conduct of certain affairs of Enterprise Partners and Enterprise GP and their respective Subsidiaries as they may involve the Management Designees, and to define the powers, rights and duties of the Management Designees in connection therewith.

     Section No Duty to Refrain from Activities. Neither Tejas Energy or its Affiliates nor any Management Designee shall have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as Enterprise Partners or its Subsidiaries, and to the fullest extent permitted by applicable law, neither Tejas Energy or its Affiliates nor the Management Designees shall be liable to Enterprise Partners and Enterprise GP or their respective Subsidiaries for breach of any fiduciary duty by reason of any such activities.

     Section No Duty to Communicate Opportunities. To the fullest extent permitted by law, if a Management Designee who is also a director, officer or employee of Tejas Energy or any of its Affiliates acquires knowledge of a potential transaction or matter that may be a business opportunity for Enterprise Partners and Enterprise GP or their respective Subsidiaries (whether such potential transaction or matter is proposed by a third Person or is conceived of by such Management Designee), such Management Designee shall be entitled to offer such business opportunity to any Person as such Management Designee deems appropriate under the circumstances in his sole discretion, and neither Tejas Energy or any of its Affiliates nor such Management Designee shall be liable to Enterprise Partners and Enterprise GP or any of their respective Subsidiaries for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of Enterprise Partners and Enterprise GP or any of their respective Subsidiaries or the derivation of any

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improper  personal  benefit  by  reason  of the fact  that  (a) such  Management
Designee offered such business opportunity to any Person (rather than Enterprise Partners and Enterprise GP or any of their respective Subsidiaries) or did not communicate information regarding such business opportunity to Enterprise Partners and Enterprise GP or any of their respective Subsidiaries or (b) Tejas Energy or any of its Affiliates pursued or acquired such business opportunity for itself or directed such business opportunity to another Person or did not communicate information regarding such business opportunity to Enterprise Partners and Enterprise GP or any of their respective Subsidiaries.

     Section Good Faith Actions. To the fullest extent permitted by law, neither Tejas Energy nor any of its Affiliates nor any Management Designee shall be liable to Enterprise Partners and Enterprise GP or any of their respective Subsidiaries for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of Enterprise Partners and Enterprise GP or any of their respective Subsidiaries or the designation of any improper personal benefit by reason of the fact that Tejas Energy or any of its Affiliates or Management Designee in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between Tejas Energy or any of its Affiliates or any Management Designee on the one hand and Enterprise Partners and Enterprise GP or any of their respective Subsidiaries on the other hand.



                                     ARTICLE

                        GOVERNING PRINCIPLES AND POLICIES

     Enterprise Partners and Enterprise GP hereby adopt and agree that the Code of Conduct set forth on Exhibit D (the "Code of Conduct") hereto shall, during the term of this Agreement, be the governing principles and policies for the conduct of business and operations of Enterprise Partners, Enterprise GP and their respective Subsidiaries with respect to the financial policies, audit rights, budgets, internal controls and other matters set forth in Exhibit D. The Code of Conduct may be amended, replaced or otherwise altered as provided in
Section 2.2(b)(xviii).

                                     ARTICLE

                                  MISCELLANEOUS

     Section Injunctions. Each party acknowledges and agrees that the other parties could be irreparably damaged in the event any of the provisions of this Agreement were not performed by the party required to perform the same in accordance with their specific terms or were otherwise breached. Each party accordingly agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and specifically enforce the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction, in addition to any remedy to which a party may be entitled at law or equity.

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     Section Severability.  If any term,  provision,  covenant or restriction of this Agreement is held to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or enforceable.

     Section Amendments. This Agreement may be amended only by an agreement of the affected parties in writing.

     Section Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     Section Counterparts. For the convenience of the parties, number of counterparts of this Agreement may be executed by one or more parties hereto and each such executed counterpart shall be and shall be deemed to be, an original instrument.

     Section Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally, by facsimile transmission (except for legal process) or sent by registered mail, postage prepaid, if to:

     If to Tejas Energy:

                  Tejas Energy, LLC
                  1301 McKinney Street, Suite 700
                  Houston, Texas 77010
                  Attention:  General Counsel
                  Phone:  (713) 230-3000
                  Fax No.:  (713) 230-2900

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    With a copy to:


                  Tejas Midstream Enterprises, LLC
                  1301 McKinney Street, Suite 700
                  Houston, Texas 77010
                  Attention:  Chief Operating Officer
                  Phone:  (713) 230-3000
                  Fax No.:  (713) 230-1800

     If to Enterprise Partners, EPCO, Enterprise GP and/or EPC II:

                  Enterprise Products GP, LLC
                  P.O. Box 4324 (77210-4324)
                  2727 North Loop West, Suite 700
                  Houston, Texas 77008
                  Attention:  President
                  Phone:  (713) 880-6500
                  Fax No.  (713) 880-6570

     With a copy to:

                  Enterprise Products GP, LLC
                  P.O. Box 4324 (77210-4324)
                  2727 North Loop West, Suite 700
                  Houston, Texas 77008
                  Attention:  Chief Legal Officer
                  Phone:  (713) 880-6500
                  Fax No.  (713) 880-6570

or to such other address and facsimile transmission numbers as any part hereto may, from time to time, designate in a written notice given in a like manner. Notice shall be deemed given upon receipt.

     Section Law Applicable. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (without regard to the principles of conflicts of law thereof).

     Section Arbitration. Subject to Section 8.1, any controversy or claim, whether based on contract, tort, statute or other legal or equitable theory (including, but not limited to, any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement, including this Section 8.8) arising out of or related to this Agreement (including any amendments or extensions), or the breach of termination hereof or any right to indemnity hereunder shall be settled by arbitration in accordance with the arbitration terms set forth in Exhibit E hereto.

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     Section  Successors and Assigns.  This Agreement  shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

     Section Limitation on Liability. Notwithstanding any other provision of this Agreement, neither a party nor any of its Affiliates, nor their respective directors, officers, employees, agents and representatives, shall be liable, whether in contract, tort, warranty, negligence, strict liability, arbitration or otherwise, for any special, punitive, exemplary, incidental, or consequential damages arising out of or in connection with this Agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers, each of whom is duly and validly authorized and empowered, all as of the day and year first above written.


                           TEJAS MIDSTREAM ENTERPRISES, LLC


                           By:  /s/ Curtis R. Frasier
                                Curtis R. Frasier
                                President and Chief Operating Officer


                           TEJAS ENERGY, LLC


                           By:  /s/ Curtis R. Frasier
                                Curtis R. Frasier
                                Executive Vice President and
                                Chief Operating Officer


                           ENTERPRISE PRODUCTS GP, LLC


                           By:  /s/ O.S. Andras
                                O. S. Andras
                                President and Chief Executive Officer


                           ENTERPRISE PRODUCTS PARTNERS L.P.

                           By:  Enterprise Products GP, LLC, its general partner

                           By:  /s/ O.S. Andras
                                O. S. Andras
                                President and Chief Executive Officer

                           ENTERPRISE PRODUCTS OPERATING L.P.
                           By:  Enterprise Products GP, LLC, its general partner

                           By:  /s/ O.S. Andras
                                O. S. Andras
                                President and Chief Executive Officer

                           ENTERPRISE PRODUCTS COMPANY


                           By: /s/ O.S. Andras
                           Name: O.S. Andras
                           Title: President and Chief Executive Officer

                           EPC PARTNERS II, INC.


                           By: /s/  Francis B. Jacobs
                           Name: Francis B. Jacobs
                           Title:  President

                                    EXHIBIT A


ASSIGNMENT OF LLC MEMBERSHIP INTEREST

     THIS  ASSIGNMENT OF LLC  MEMBERSHIP  INTEREST (this  "Assignment")  is made effective this ___ day of ____________, _____ (the "Effective Date") by _____________, a _____________ ("Assignor"), with offices at
_____________________,   in  favor  of   __________________,   a  ______________
("Assignee"), with offices at ____________________. Capitalized terms used but not defined herein shall have the meanings given to them in the Unitholder Rights Agreement.

     1. For the sum of $_______________, Assignor does hereby sell, transfer, assign and convey to Assignee free and clear of all liens, charges or other encumbrances whatsoever a __% Membership Interest (as defined in the GP LLC Agreement) in Enterprise Products GP, LLC, a Delaware limited liability company. Assignor, pursuant to Section 9.01(b)(iii)(A)(2) of the GP LLC Agreement, does hereby consent to the admission of Assignee as a Member (as defined in the GP LLC Agreement). Upon the effectiveness of this Assignment, Assignor shall possess a Sharing Ratio (as defined in the GP LLC Agreement) of __% and Assignee shall possess a Sharing Ratio (as defined in the GP LLC Agreement) of __%.

     2. Pursuant to Section 9.01(b)(iii)(A)(2)(cc) of the GP LLC Agreement, in connection with this Assignment, Assignee hereby (i) ratifies, and agrees to be bound by the terms of, the GP LLC Agreement and (ii) confirms that the representations and warranties in Section 10.01 of the GP LLC Agreement are true and correct with respect to Assignee as of the date hereof.

     3. This Assignment is made pursuant to the Unitholder Rights Agreement.

     4. This Assignment and all terms and conditions contained herein are binding upon Assignor, Assignee and their respective successors and assigns.

     5. The foregoing actions shall be effective as of the Effective Date.

     6. This Assignment shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

     7. Assignor and Assignee agree to execute such further documents and agreements, and do such further acts and things, as may be reasonably necessary or appropriate to effectuate the purposes of this Assignment.

     8. This Assignment may be executed in any number of original counterparts and all so executed shall constitute an original of this Assignment, binding on Assignor and Assignee, notwithstanding that each of them is not a signatory to the same counterpart.

     IN WITNESS WHEREOF, this Assignment is executed by Assignor and Assignee as of the Effective Date.

                                                ASSIGNOR

                                                By:___________________________
                                                Name:_________________________
                                                Title:__________________________

                                                ASSIGNEE

                                                 By:____________________________
                                                 Name:_________________________
                                                 Title:_________________________

                                    EXHIBIT B

ASSIGNMENT OF LLC MLP UNITS

     THIS ASSIGNMENT OF MLP UNITS (this "Assignment") is made effective this ___ day of ____________, _____ by _____________, a _____________ ("Assignor"), with
offices   at   _____________________,   in   favor  of   __________________,   a
______________ ("Assignee"),  with offices at ____________________.  Capitalized terms used but not defined herein shall have the meanings given to them in the Unitholder Rights Agreement.

     1. For the sum of $_______________, Assignor does hereby sell, transfer, assign and convey to Assignee free and clear of all liens, charges or other encumbrances whatsoever _____ [describe units] (the "MLP Units") in Enterprise Products Partners L.P., a Delaware limited partnership.

     2. Assignor represents and warrants that Assignor is the sole record and beneficial owner of the MLP Units free and clear of any liens, charges, or other encumbrances of any nature whatsoever, that Assignor has the full power and authority to transfer the MLP Units to Assignee free and clear of any liens, charges or encumbrances and that this Assignment will, when executed and delivered, constitute the legal, valid and binding obligation of Assignee, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles.

     3. Assignee represents that it has full corporate power to enter into this Assignment and has taken all necessary action to authorize the assignment contemplated hereunder and that this Assignment will, when executed and delivered, constitute the legal, valid and binding obligation of Assignee, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles.

     4. This Assignment and all terms and conditions contained herein are binding upon Assignor, Assignee and their respective successors and assigns.

     5. This Assignment and the transactions contemplated hereby shall be effective as of and subject to the execution of an assignment in the form required by the certificate representing the MLP Units.

     6. This Assignment shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

     7. Assignor and Assignee agree to execute such further documents and agreements, and do such further acts and things, as may be reasonably necessary or appropriate to effectuate the purposes of this Assignment, including, without limitation, the execution of the assignment referred to in Paragraph 5. above.

     8. This Assignment may be executed in any number of original counterparts and all so executed shall constitute an original of this Assignment, binding on Assignor and Assignee, notwithstanding that each of them is not a signatory to the same counterpart.

     IN WITNESS WHEREOF, this Assignment is executed by Assignor and Assignee as of the Effective Date.

                                                ASSIGNOR

                                                By:___________________________
                                                Name:_________________________
                                                Title:__________________________

                                                ASSIGNEE

                                                By:____________________________
                                                Name:_________________________
                                                Title:__________________________

EXHIBIT C


ASSIGNMENT OF LLC MLP UNITS

     THIS ASSIGNMENT OF MLP UNITS (this "Assignment") is made effective this ___ day of ____________, _____ by _____________, a _____________ ("Assignor"), with
offices   at   _____________________,   in   favor  of   __________________,   a
______________ ("Assignee"),  with offices at ____________________.  Capitalized terms used but not defined herein shall have the meanings given to them in the Unitholder Rights Agreement.

     1. For the sum of $_______________, Assignor does hereby sell, transfer, assign and convey to Assignee free and clear of all liens, charges or other encumbrances whatsoever _____ [describe units] (the "MLP Units") in Enterprise Products Partners L.P., a Delaware limited partnership.

     2. Assignor represents and warrants that Assignor is the sole record and beneficial owner of the MLP Units free and clear of any liens, charges, or other encumbrances of any nature whatsoever, that Assignor has the full power and authority to transfer the MLP Units to Assignee free and clear of any liens, charges or encumbrances and that this Assignment will, when executed and delivered, constitute the legal, valid and binding obligation of Assignee, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles.

     3. Assignee represents that it has full corporate power to enter into this Assignment and has taken all necessary action to authorize the assignment contemplated hereunder and that this Assignment will, when executed and delivered, constitute the legal, valid and binding obligation of Assignee, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles.

     4. By its execution hereof, Assignee agrees to be bound by the terms and conditions of the Unitholder Rights Agreement and that the provisions of this Assignment may be enforced by Enterprise Partners and/or EPC II.

     5. This Assignment and all terms and conditions contained herein are binding upon Assignor, Assignee and their respective successors and assigns.

     6. This Assignment and the transactions contemplated hereby shall be effective as of and subject to the execution of an assignment in the form required by the certificate representing the MLP Units.

          7. This Assignment shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

          8. Assignor and Assignee agree to execute such further documents and agreements, and do such further acts and things, as may be reasonably necessary or appropriate to effectuate the purposes of this Assignment, including, without limitation, the execution of the assignment referred to in Paragraph 6. above.

          9. This Assignment may be executed in any number of original counterparts and all so executed shall constitute an original of this Assignment, binding on Assignor and Assignee, notwithstanding that each of them is not a signatory to the same counterpart.

          IN WITNESS WHEREOF, this Assignment is executed by Assignor and Assignee as of the Effective Date.

                                                ASSIGNOR

                                                By:___________________________
                                                Name:_________________________
                                                Title:__________________________

                                                ASSIGNEE

                                                By:____________________________
                                                Name:_________________________
                                                Title:__________________________

                                    EXHIBIT D

CODE OF CONDUCT


                                 I. Introduction

This Code of Conduct describes the general business principles that govern how each of the companies which make up the Enterprise group of companies conducts its affairs, as well as specific policies and procedures applicable to Enterprise Products Partners L.P, Enterprise Products Operating L.P., Enterprise Products Company, Enterprise Transportation Company and their divisions, affiliates and subsidiaries.

The Enterprise group of companies has widespread activities, and each Enterprise company has wide freedom of action. However, what we all have in common is the Enterprise reputation. Upholding the Enterprise reputation is paramount. We are judged by how we act. Our reputation will be upheld if we act with honesty and integrity in all our dealings and we do what we think is right at all times within the legitimate role of business.

Enterprise companies have as their core values honesty, integrity and respect for people. Enterprise companies also firmly believe in the fundamental importance of the promotion of trust, openness, teamwork and professionalism and pride in what they do.

Our underlying corporate values determine our principles. These principles apply to all transactions, large or small, and describe the behavior expected of every employee in every Enterprise company in the conduct of business.

In turn, the application of these principles is underpinned by procedures within each Enterprise company which are designed to make sure that its employees understand the principles and that they act in accordance with them. We recognize that it is vital that our behavior matches our intentions.

All the elements of this structure--values, principles and the accompanying procedures--are necessary.

Enterprise companies recognize that maintaining the trust and confidence of unitholders, employees, customers and other people with whom they do business , as well as the communities in which they work, is crucial to their continued growth and success.

We intend to merit this trust by conducting ourselves according to the standards set out in our principles. These principles have served Enterprise companies well for many years. It is the responsibility of management to ensure that all employees are aware of these principles and behave in accordance with the spirit as well as the letter of this statement.

                        II. General Business Principles

1.  Objectives

The objectives of Enterprise companies are to engage efficiently, responsibly and profitably in the midstream natural gas liquids, petrochemicals, transportation and other selected businesses. Enterprise companies seek a high standard of performance and aim to maintain a long-term position in their respective competitive environments.

2.  Responsibilities

Enterprise companies recognize five areas of responsibility:

         a.  To unitholders

               To protect unitholders' investment and provide an acceptable return.

         b.  To customers

               To win and maintain customers by developing and providing products and services which offer value in terms of price, quality, safety and environmental impact, which are supported by the requisite technological, environmental and commercial expertise.

         c.  To employees

               To respect the human rights of their employees, to provide their employees with good and safe conditions to work, and good and competitive terms and conditions of service, to promote the development and best use of human talent and equal opportunity employment, and to encourage the involvement of employees in the planning and direction of their work and in the application of these principles withing their company. It is recognized that commercial success depends on the full commitment of all employees.

         d.  To those with whom they do business

               To seek mutually beneficial relationships with contractors, suppliers and in joint ventures and to promote the application of these principles in so doing. The ability to promote these principles effectively will be an important factor in the decision to enter into or remain in such relationships.

         e.  To society

               To conduct business as responsible corporate members of society, to observe the laws of the countries in which they operate, to express support for fundamental human rights in line with the legitimate role of business and to give proper regard to health, safety and the environment consistent with their commitment to contribute to sustainable development.

These  five  areas  are  seen  as  inseparable.  Therefore,  it is the  duty  of
management   continuously   to  assess  the   priorities   and   discharge   its
responsibilities as best in can on the bases of that assessment.

3.  Economic Principles

Profitability is essential to discharging the responsibilities outlined above and staying in business. It is a measure both of efficiency and of the value that customers place on Enterprise products and services. It is essential to the allocation of the necessary company resources and to support the continuing investment required to develop Enterprise businesses and meet customer needs. Without profits and a strong financial foundation, it would not be possible to fulfill these responsibilities.


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Enterprise  companies work in a wide variety of changing  social,  political and economic environments, but in general they believe that the interests of the community can be served most efficiently by a market economy.

Criteria for investment decisions are not exclusively economic in nature but also take into account social and environmental considerations and an appraisal of the security of the investment.

4.  Business Integrity

Enterprise companies insist on honesty, integrity and fairness in all aspects of their business and expect the same in their relationships with all those with whom they do business. The direct or indirect offer, payment, soliciting and acceptance of bribes in any form are unacceptable practices. Employees must avoid conflicts of interest between their private financial activities and their part in the conduct of company business. All business transactions on behalf of an Enterprise company must be reflected accurately and fairly in the accounts of the company in accordance with established procedures and be subject to audit.

5.  Political Activities

         a.  Of Companies

               Enterprise companies act in a socially responsible manner within the laws of the countries in which they operate in pursuit of their legitimate commercial objectives. Enterprise companies do not make payments to political parties, organizations or their representatives or take any part in party politics. However, when dealing with governments, Enterprise companies have the right and responsibility to make their position known on any matter which affects themselves, their employees, their customers or their unitholders. They also have the right to make their position known on matters affecting the community, where they have a contribution to make.

         b.  Of Employees

               Where individuals wish to engage in activities in the community, including standing for election to public office, they will be given the opportunity to do so where this is appropriate in light of local circumstances.

6.  Health, Safety and the Environment

Consistent  with their  commitment  to contribute  to  sustainable  development,
Enterprise companies have a systematic approach to health, safety and environmental management. To this end, Enterprise companies manage these matters as any other critical business activity.


7.  The Community

The most important contribution that companies can make to the social and material progress of the countries in which they operate is in performing their basic activities as effectively as possible. In addition Enterprise companies take a constructive interest in societal matters which may not be directly related to the business. Opportunities for involvement--for example, through community, educational or donations programs--will

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vary  depending  on the size of the company  concerned,  the nature of the local society and the scope for useful private initiatives.

8.  Competition

Enterprise companies support free enterprise. They seek to compete fairly and ethically and within the framework of applicable competition laws; they will not prevent others from competing freely with them.

9.  Communications

Enterprise companies recognize that, in view of the importance of the activities in which they are engaged and their impact on the economies of communities and individuals, open communications are essential. To this end, Enterprise companies provide relevant information about their activities to legitimately interested parties, subject to any overriding considerations of business confidentiality and cost.

          III. Legal and Ethical Obligations under the Code of Conduct

These obligations are simply stated:

          -    Comply fully with all applicable laws;

          - Foster an affirmative attitude concerning compliance with the law among those reporting to you and among your colleagues;

          - Demand and exhibit conduct consistent with the expectations of the communities in which we operate and necessary to maintain the good reputation of Enterprise for fair, honest and ethical conduct; and

          - Report any violation of our Code of Conduct or any threat to human health, safety, the environment or Enterprise assets that you have a good faith reason to believe has occurred or exists to your management or your Human Resources representative as discussed under "Reporting Compliance Issues," below.

                         IV. Company Compliance Policies

Most of the Enterprise compliance policies covering the matters discussed below are recorded in written documents generally applicable to all employees and may be obtained from your Human Resources representative. Others are adapted specifically to certain work areas or to employees dealing in the areas covered by the policy. It is the responsibility of every employee to conduct his or her job in strict compliance with such policies. Questions concerning all policies may be addressed to your immediate supervisor, your Human Resources representative or the Enterprise Law Department. Enterprise also conducts ongoing educational programs and training on certain compliance issues for employees. Because written policies and training programs cannot anticipate every possible factual situation, each employee has an obligation to seek clarification and advice whenever a question concerning compliance with our Code of Conduct arises.

1.  Antitrust Laws


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

Enterprise's Antitrust Compliance Policy and Antitrust Compliance Guide set forth Enterprise's intention to conduct operations in strict compliance with all applicable antitrust laws. The antitrust laws generally prohibit business activities that constitute unreasonable restraints of trade. This policy discusses the Sherman Act's prohibition against horizontal conduct between competitors, such a price fixing agreements. Also discussed in the policy statement are the severe criminal and civil penalties, both corporate and individual, for violations of the antitrust laws. Recommendations for avoiding inadvertent violations, including guidelines for discussions of business activities, are also included.

2.  Boycott Laws

Federal law prohibits persons from taking or agreeing to take certain actions in connection with any unsanctioned foreign boycott directed against any country friendly to the United States. Enterprise's Compliance with the Foreign Boycotts Title of the Export Administration Act details compliance issues and reporting requirements.

3.  Conflicts of Interest

Employees have a duty to avoid situations that might be adverse to Enterprise's interest or result in conflicting loyalties or interests. Enterprise's Standards of Business Conduct include discussions of prohibited involvement with suppliers, contractors, competitors or customers, prohibited gifts and entertainment and prohibited use of company information.

4.  Drug and Alcohol Abuse

Enterprise strives to provide employees with a workplace free from substance abuse (i.e., the illegal or illicit use of drugs and the abuse of alcohol) and a workplace where all individuals are able to perform their assigned responsibilities in a safe and productive manner. Enterprise's policies on Illegal and Unauthorized Items at Operational Facilities and in Operational Vehicles and Illegal and Unauthorized Items at Home Office and Lodge Facilities and in Company Passenger Vehicles are part of an extensive program that includes education, substance abuse identification and testing.

5.  Environment

Proper regard for the environment, consistent with our commitment to sustainable development, must be an essential element of all Enterprise business transactions. Every employee has a responsibility towards ensuring sound environmental performance. Enterprise's Policy on Environmental Performance sets out Enterprise's policy for full compliance with all environmental laws and regulations, including the assessment of environmental consequences before entering new ventures, activities or acquisitions, as well as fostering environmental awareness and responsibility. Corporate and individual criminal and civil liability exists for many violations of environmental laws.

6.  Equal Opportunity

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Enterprise  is fully  committed to a workplace  that is founded on diversity and equal  opportunity and is free from  discriminatory  action.  In support of this
commitment,    Enterprise's   Equal   Opportunity   Policy   clearly   prohibits
discrimination on the basis of race, color, religion, sex, sexual orientation, national origin, age, physical or mental handicap, status as a special disabled veteran or veteran o f the Vietnam era or citizenship of individuals legally authorized to work in the United States. Also prohibited is any form of harassment for any of these reasons.

7.  Export Control

All exports of commodities and technical data are regulated under federal law. Violations of export control regulations can result in serious criminal penalties to Enterprise and individuals. A summary of the export control laws and regulations is available through the Enterprise Law Department.

8.  Insider Trading

Federal securities laws prohibit an employee from trading in publicly held securities, including those of Enterprise Products Partners L.P., while in the possession of material confidential (non-public) information which is learned in the course of employment. Faillure to comply with these requirements may be a criminal offence in many instances. More detailed information is contained in Enterprise's Insider Trading policy and may be obtained from the Enterprise Law Department.

9.  Political Contributions and Foreign Corrupt Practices Act

Enterprise has adopted a policy setting forth the standard of conduct to be observed and procedures to be followed in all matters pertaining to political contributions, illegal or questionable payments and related accounting procedures. Such policy and related guidelines can be found in Enterprise's Standards of Business Conduct. The use of corporate funds or assets for any unlawful or improper purpose, including payments to governmental employees or any other person as a commercial bribe , influence payment or kickback, is prohibited. Specifically discussed are matters dealing with entertainment of or gifts to government officials and employees. As a policy, Enterprise does not make payments with corporate funds to political parties or candidates for public office. This does not mean, however, that Enterprise will not participate in public debate. Enterprise has the right and responsibility, in pursuit of its legitimate commercial objectives, to make its position known on matters affecting the community if we have expertise and can make a significant contribution to Enterprise and society.

Enterprise will support Political Action Committees (PACs) in accordance with applicable law, and employees are encouraged to make personal political contributions to PACs, candidates and organizations of their choice. However, any employee who elects to make a personal political contribution must bear the entire financial burden of such a contribution.

If any employee wishes to engage in political activity, including standing for election to public office, he or she will be given the opportunity to do so where this is appropriate in light of local circumstances.


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10.  Protection of Assets

Enterprise has a large variety of assets, including extremely valuable proprietary information and physical assets. Enterprise's proprietary information includes intellectual property and the confidential business data entrusted to employees in connection with their jobs. Protection of Enterprise assets and third party confidential information properly in Enterprise's possession is the personal responsibility of each employee. Further details concerning these obligations can be obtained by contacting the Enterprise Law Department.

11.  Safe Workplace Environment

Enterprise is fully dedicated to maintaining a workplace free of recognized health and safety hazards. In this regard Enterprise has ongoing and comprehensive programs and policies designed to achieve this policy objective and ensure full compliance with all applicable laws and regulations. See Enterprise's Policy on Occupational Safety and Health.

                                       V.  Procedures for Obtaining Guidance

Enterprise policies summarized above and numerous specific policies, training programs and operating procedures exist for the various jobs at Enterprise. Each employee is charged with the obligation to understand applicable policies, procedures and training made available to him or her. Seek clarification from your supervisors when necessary. Managers and supervisors have additional duty to monitor the continuing adequacy of policies, procedures and training withing their areas of responsibility and compliance with our Code of Conduct by persons reporting to them.

When you have a concern or are called upon to evaluate the legal or ethical correctness of a course of action a result of your employment with Enterprise:

          - Seek out the appropriate policy statement and training manuals and ask your supervisor for clarification when needed.

          - Don't debate alone; seek the advice of legal, environmental, human resources and other administrative organizations that can be of assistance.

          - As a guide in making your decision, consider whether if all the facts surrounding your decision were published in the local newspaper, you would have any regrets or concerns.

          - Understand that Enterprise's best interests can never be served by illegal or unethical conduct and Enterprise will never condone it.

Any questions concerning legal compliance that cannot be answered promptly and clearly should be referred to the Enterprise Law Department. Legal and other appropriate administrative organizations, working together, will seek to explain in a practical and readily understandable manner what is require of employees in order to comply with the law and with Enterprise's ethical requirements.

Our compliance policies and training and our Code of Conduct are all aimed at avoiding violations of law and unethical conduct. Our long-term success in this area will depend on each employee's realizing

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Enterprise's  sincere commitment to these goals,  seeking advice before engaging in conduct that presents legal or ethical questions and obtaining correct and unambiguous advice.

                         VI. Reporting Compliance Issues

If an employee has a good faith reason to believe that any violation of our Code of Conduct has occurred, he or she is required to report such violation. Additionally, any good faith reason to believe that a threat to human health, safety, the environment or Enterprise assets has arisen or exists in or as the result of conduct in the workplace must be reported promptly.

Reporting to your vice president, senior vice president, executive vice president or your Human Resources representative discharges this obligation. Such parties have the responsibility to see that the appropriate Enterprise management and, when compliance with law issues are raised, the appropriate representatives of the Enterprise Law Department are promptly notified.

Any attempt at retaliation or intimidation against anyone reporting in good faith a suspected violation of our Code of Conduct or any condition thought to constitute a threat to human health, safety, the environment or Enterprise assets is a serious violation of our Code of Conduct.

                                 VII. Discipline

Enterprise will consistently and appropriately enforce the Code of Conduct and company policies. Discipline will be determined by Enterprise senior management. Non-compliance may result in discipline up to and including discharge. In appropriate cases or when required by law, law enforcement officials will be informed of facts discovered by any investigation concerning non-compliance with the law.

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

                                    EXHIBIT E

             [Insert Contribution Agreement arbitration procedures]

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